EXHIBIT 21
                     SUBSIDIARIES OF ACC CORP.

                                        STATE, PROVINCE OR COUNTRY OF
          NAME                                  INCORPORATION
ACC Credit Corp.                                Delaware
ACC Global Corp.                                Delaware
ACC Local Fiber Corp.                           New York
ACC Long Distance Corp.                         New York
ACC Long Distance Corp.*                        Delaware
ACC Long Distance of Arizona Corp.*             Delaware
ACC Long Distance of California Corp.*          Delaware
ACC Long Distance of Connecticut Corp.*         Delaware
ACC Long Distance of Florida Corp.*             Delaware
ACC Long Distance of Georgia Corp.*             Delaware
ACC Long Distance of Illinois Corp.             Delaware
ACC Long Distance of Indiana Corp.*             Delaware
ACC Long Distance of Maine Corp.*               Delaware
ACC Long Distance of Maryland Corp.*            Delaware
ACC Long Distance of Massachusetts
        Corp.*                                  Delaware
ACC Long Distance of Michigan Corp.*            Delaware
ACC Long Distance of New Hampshire
        Corp.*                                  New Hampshire
ACC Long Distance of New Jersey Corp.*          Delaware
ACC Long Distance of Ohio Corp.                 Delaware
ACC Long Distance of Pennsylvania Corp.         Delaware
ACC Long Distance of Rhode Island Corp.*        Delaware
ACC Long Distance of Vermont Corp.*             Delaware
ACC Long Distance of Washington Corp.*          Delaware
ACC Long Distance Inc.**                        Ontario, Canada
ACC Long Distance UK Ltd.                       United Kingdom
ACC Long Distance Sales Corp.*                  Delaware
ACC National Long Distance Corp.                Delaware
ACC National Telecom Corp.                      Delaware
ACC Network Corp.                               New York
ACC Radio Corp.                                 New York
ACC Service Corp.                               Delaware
ACC TelEnterprises Ltd.                         Ontario, Canada
Danbury Cellular Telephone Co.                  Connecticut
Metrowide Communications Inc.**                 Ontario, Canada
ACC Long Distance France S.A.R.L.               France
ACC Long Distance of Australia PTY Ltd.         Australia
        (dissolution pending)
ACC Cellular Corp. (not organized;
        dissolution pending)                    Delaware
ACC Denmark A/S                                 Denmark
Cel Tel Corp. (dissolution pending)             Delaware
United Bluegrass Cellular Corp.
(dissolution pending)                           Delaware
Network Consultants (a general partnership;
     dissolution pending)                       New York
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* A subsidiary of ACC National Long Distance Corp.
** A subsidiary of ACC TelEnterprises Ltd.